EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements:

1.	Registration Statement (Form S-8 No. 333-198080) pertaining to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan;
2.	Registration Statement (Form S-8 No. 333-170732) pertaining to the Rush Enterprises, Inc. Deferred Compensation Plan;
3.	Registration Statement (Form S-8 No. 333-168231) pertaining to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan;
4.	Registration Statement (Form S-8 No. 333-144821) pertaining to the Rush Enterprises, Inc. 2007 Long-Term Incentive Plan;
5.	Registration Statement (Form S-8 No. 333-138557) pertaining to the Rush Enterprises, Inc. Amended and Restated 1997 Non-Employee Director Stock Option Plan;
6.	Registration Statement (Form S-8 No. 333-138556) pertaining to the Rush Enterprises, Inc. 2006 Non-Employee Director Stock Option Plan;
7.

Registration Statement (Form S-8 No. 333-121355) pertaining to the Rush Enterprises, Inc. Long-Term Incentive Plan, the Rush Enterprises, Inc. 2004 Employee Stock Purchase Plan and Certain Non-Plan Options;

8.

Registration Statement (Form S-8 No. 333-117305) pertaining to the Rush Enterprises, Inc. Amended and Restated 1997 Non-Employee Director Stock Option Plan and the Rush Enterprises, Inc. Long-Term Incentive Plan;

9.	Registration Statement (Form S-8 No. 333-70451) pertaining to the Rush Enterprises, Inc. 1997 Non-Employee Director Stock Option Plan; and
10.	Registration Statement (Form S-8 No. 333-07043) pertaining to the Rush Enterprises, Inc. Long-Term Incentive Plan.

of our reports dated March 2, 2015, with respect to the consolidated financial statements of Rush Enterprises, Inc. and subsidiaries and the effectiveness of internal control over financial reporting of Rush Enterprises, Inc. and Subsidiaries, included in this Annual Report (Form 10-K) of Rush Enterprises, Inc. for the year ended December 31, 2014.

/s/ Ernst & Young LLP

San Antonio, Texas

March 2, 2015